As filed with the Securities and Exchange Commission on March 19, 2014

Registration No. 333-191471

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Enerpulse Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3714	06-1393453
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2451 Alamo Ave SE
Albuquerque, New Mexico 87106
(505) 842-5201

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryan C. Templeton
Chief Financial Officer and Treasurer
2451 Alamo Ave SE
Albuquerque, New Mexico 87106
(505) 842-5201

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark C. Lee Greenberg Traurig, LLP 1201 K Street, Suite 1100 Sacramento, California 95814 (916) 442-1111	M. Ali Panjwani Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(9)
Common stock, par value $0.001 per share(2)	$11,500,000	$1,568.60
Common stock purchase warrants(5)	NA	NA
Common stock underlying common stock purchase warrants	$11,500,000	$1,481.20
Common stock issued to Freepoint Commerce Marketing LLC(3)	$1,750,000	$238.70
Common stock underlying Freepoint Commerce Marketing LLC warrant(4)(7)	$262,500	$35.80
Underwriter Resale Warrant to purchase common stock(5)	NA	NA
Common stock underlying Underwriter Resale Warrant(6)(7)	$399,000	$54.42
Underwriter Compensation Warrants to purchase common stock(5)	NA	NA
Common stock underlying Underwriter Compensation Warrants(7)(8)	$575,000	$78.43
Total	$25,986,500	$3,457.15

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Includes any additional shares of common stock which may be purchased by the underwriters to cover over-allotments, if any.
(3)	Represents 686,275 shares of common stock issued to Freepoint Commerce Marketing LLC upon conversion of a senior convertible promissory note. These shares are being registered for resale.
(4)	Represents 87,500 shares of common stock offered for resale following the exercise of a warrant issued to Freepoint Commerce Marketing LLC by Enerpulse, Inc. on August 16, 2013.
(5)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.
(6)	Represents 150,000 shares of common stock offered for resale following the exercise of a warrant (the “Underwriter Resale Warrant”) issued to Roth Capital Partners, LLC by Enerpulse, Inc. as of September 4, 2013.
(7)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(8)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act. The estimated proposed maximum aggregate offering price of the shares of common stock under the underwriter compensation warrants (the “Underwriter Compensation Warrants”) is $575,000, or 5% of $11,500,000.
(9)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 to the Registration Statement on Form S-1 (Registration No. 333-191471) is being filed solely to amend Part II, Item 16 (Exhibits and Financial Statement Schedules) and to file revised Exhibits 10.17 and 10.18 thereto. This Amendment No. 7 does not modify any provision of the preliminary prospectus contained in Part I or Items 14, 15 or 17 of Part II of the registration statement. Accordingly, this Amendment No. 7 does not include a copy of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the approximate amount of expenses in connection with the offering of the securities being registered. All of the amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

Registration fee under the Securities Act of 1933, as amended	$3,457.15
FINRA filing fee	4,397.98
Legal fees and expenses	150,000.00
Accounting fees and expenses	45,000.00
Miscellaneous fees and expenses	100,000.00
Total	$302.855.13

Item 14. Indemnification of Directors and Officers

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138, or
(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, NRS 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or
(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.752 allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to NRS 78.752 may include the following:

(a)	the creation of a trust fund;
(b)	the establishment of a program of self-insurance;
(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and
(d)	the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to NRS 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the shareholders;
(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or
(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of the NRS, we have adopted the following provisions in our Articles of Incorporation and our amended and restated bylaws for our directors and officers:

Articles — Our Articles of Incorporation provide that the liability of directors and officers of the Company shall be eliminated or limited to the fullest extent permitted by the NRS.

Bylaws — Our amended and restated bylaws provide that we shall indemnify any director or officer to the fullest extent authorized by the laws of the State of Nevada. The amended and restated bylaws further provide that we shall pay the expenses incurred by an officer or director (acting in his capacity as such) in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, subject to the delivery to us by or on behalf of such director or officer of an undertaking to repay the amount of such expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized in our bylaws or otherwise.

Item 15. Recent Sales of Unregistered Securities

Sale of Shares to Matthew C. Lipton

On May 9, 2012, we entered into a stock purchase agreement with Matthew Lipton pursuant to which Mr. Lipton acquired 9,500,000 million shares of our common stock for $9,500.00, or $.001 per share.

The issuance of the common stock to Mr. Lipton in connection with the stock purchase agreement was exempt from registration in reliance upon Section 4(a)(2) of the Securities Act.

Merger

In connection with the Merger, on September 4, 2013, we issued a total of 9,931,628 shares of our common stock (including shares of the Company’s common stock reserved for issuance upon exercise of warrants and options) to the former stockholders of Enerpulse.

Warrants Issued with Bridge Loans

In connection with the incurrence of the indebtedness under the two bridge loans in March 2014, we issued warrants to the lenders, which warrants are exercisable into an aggregate of 10,667 shares of our common stock. The warrants were issued on March 3, 2014 and each warrant expires on the fifth anniversary of its issuance. The exercise price of the warrants is $3.75 per share and the warrants are exercisable at any time, and from time to time.

The issuance of the warrants to the lenders was exempt from registration in reliance upon Section 4(a)(2) of the Securities Act.

The issuance of the common stock to the former shareholders of Enerpulse in connection with the Merger was exempt from registration in reliance upon Regulation D and/or Regulation S of the Securities Act as the investors are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, and in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination being based upon representations made by such investors.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are included as part of this registration statement on Form S-1 by reference:

Exhibit Number	Description
1.1	Form of Underwriting Agreement (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A filed on February 24, 2013).
2.1	Agreement and Plan of Merger dated September 4, 2013 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
3.1	Articles of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form 10-12G filed on October 27, 2010).
3.2	Certificate of Correction to Articles of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form 10-12G filed on October 27, 2010).
3.3	Amendment to Articles of Incorporation (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q/A filed on August 21, 2013 for the fiscal quarter ended June 30, 2013).
3.4	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
4.1	Form of Enerpulse, Inc. Series A Warrants (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
4.2	Form of Enerpulse, Inc. Series B Warrants (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
4.3	Form of Enerpulse, Inc. Series C Warrants (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
4.4	Form of Enerpulse, Inc. Series D Warrants (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
4.5	Warrant dated December 16, 2011 issued by Enerpulse, Inc. to Louis S. Camilli (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
4.6	Warrant dated August 16, 2013 issued by Enerpulse, Inc. to Freepoint Commerce Marketing LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
4.7	Warrant dated December 14, 2011 issued by Enerpulse, Inc. to Silicon Valley Bank (incorporated by reference to the Registrant’s Current Report on Form 8-K/A filed on September 20, 2013).
4.8	Amended and Restated Warrant originally issued on September 10, 2013 by Enerpulse Technologies, Inc. to Roth Capital Partners, LLC (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A filed on February 3, 2014).

Exhibit Number	Description
4.9	Form of Underwriter Compensation Warrant Agreement (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A filed on February 24, 2013).
4.10	Form of Warrant Agency Agreement by and between Enerpulse Technologies, Inc. and Securities Transfer Corporation and form of Warrant Certificate (incorporated by reference to the Registrant’s Statement on Form S-1/A filed on February 3, 2014).
4.11	Form of Bridge Warrant (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 13, 2014).
5.1	Opinion of Greenberg Traurig, LLP (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A filed on March 13, 2014).
10.1	Amended and Restated Marketing Agreement effective February 12, 2014 by and between Freepoint Commerce Marketing LLC and Enerpulse, Inc. (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on March 13, 2014).
10.2	Letter dated April 27, 2012 from Valor Motor Company (formerly Vision Motor Company) to Enerpulse, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
10.3	Executive Employment Agreement between Enerpulse, Inc. and Louis S. Camilli (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
10.4	Stock Buyout Agreement effective January 20, 2004 by and between Enerpulse, Inc. and Louis S. Camilli (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
10.5	Enerpulse Technologies, Inc. 2013 Equity Incentive Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
10.6	Form of Restricted Stock Award Agreement (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
10.7	Enerpulse, Inc. 2011 Non-Qualified Deferred Compensation Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
10.8	Trust Agreement dated as of December 20, 2011 by and between Enerpulse, Inc. and The First National Bank of Santa Fe, as trustee (incorporated by reference to the Registrant’s Current Report on Form 8-K/A filed on October 18, 2013).
10.9	Form of Indemnification Agreement for Directors of Enerpulse Technologies, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
10.10	Indemnity Letter Agreement, dated as of September 4, 2013, between Enerpulse Technologies, Inc. and Matthew C. Lipton (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
10.11	Commercial Lease Agreement dated March 1, 2012 by and between New Mexico Fluid Systems Tech, LLC, as landlord, and Enerpulse, Inc., as tenant (incorporated by reference to the Registrant’s Current Report on Form 8-K/A filed on October 18, 2013).
10.12	Promissory Note dated May 1, 2012 issued by Louis S. Camilli to Enerpulse, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
10.13	Agreement dated September 5, 2013 by and among LVM, LLC, D. Wood Holdings, LLC, Spark Assembly, LLC and Enerpulse, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
10.14	Unsecured Note dated September 5, 2013 issued by Enerpulse, Inc. to LVM, LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
10.15	Settlement Agreement and Mutual Release dated as of October 10, 2013 by and among Enerpulse, Inc. Federal Mogul Corporation and Federal Mogul Worldwide Inc. (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on November 19, 2013).

Exhibit Number	Description
10.16	Letter Agreement from Enerpulse Technologies, Inc. to Gordian Group, LLC dated as of October 21, 2013 regarding redemption rights (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A filed on February 3, 2014).
10.17	Note Purchase Agreement dated as of March 3, 2014 between Enerpulse Technologies, Inc. and the purchasers party thereto.*
10.18	Form of Bridge Note.*
21.1	List of Subsidiaries (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on September 10, 2013).
23.1	Consent of GHP Horwath, P.C. (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A filed on March 13, 2014).
23.2	Consent of Greenberg Traurig, LLP (filed as part of Exhibit 5.1).
24	Power of Attorney (filed with the Registrant’s Registration Statement on Form S-1 filed on September 30, 2013).
101	Interactive Data File (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A filed on March 13, 2014).

*	Filed or furnished herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes to:

(a) Rule 415 Offering:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424 of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Request for acceleration of effective date or filing of registration statement becoming effective upon filing:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The registrant hereby undertakes that:

•	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
•	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on the 19th day of March, 2014.

ENERPULSE TECHNOLOGIES, INC.

/s/ Joseph E. Gonnella

Joseph E. Gonnella
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: March 19, 2014	* Joseph E. Gonnella Chief Executive Officer and Director (Principal Executive Officer)
Dated: March 19, 2014	* Bryan C. Templeton Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Dated: March 19, 2014	* Michael J. Hammons Chairman of the Board and Director
Dated: March 19, 2014	* Timothy L. Ford Director
* BY:	/s/ Joseph E. Gonnella Joseph E. Gonnella, Attorney-in-Fact Dated: March 19, 2014